NEWS RELEASE For More Information: Ken McEwen Manager, Investor Relations 800-282-6242 • 205-439-7903 • KenMcEwen@ProAssurance.com

NORCAL Mutual Begins Solicitation of Policyholders in Proposed Demutualization
BIRMINGHAM, AL – (BUSINESSWIRE) – March 4, 2021 - The Board of Directors of NORCAL Mutual ("NORCAL") has begun solicitation of policyholders to vote on NORCAL’s plan to convert from a mutual company to a stock company and to elect the form of payment they wish to receive if the conversion occurs.
On February 20, 2020 ProAssurance Corporation (NYSE: PRA) and the NORCAL Group announced the signing of a definitive agreement under which NORCAL would become a part of ProAssurance in a $450 million transaction following its demutualization. The demutualization and the acquisition agreement are mutually contingent, and are subject to required regulatory and policyholder approvals.
As part of this process, ProAssurance’s transfer agent Computershare has mailed documentation and materials to NORCAL’s eligible policyholders. Further, ProAssurance has begun solicitation of policyholders who elect to receive NORCAL stock in the conversion, asking them to respond to our tender offer and agree to sell those shares to us on the terms of the offer. Policyholders who elect NORCAL stock and tender it to ProAssurance will receive their allocated share of the $450 million cash transaction proceeds and will be eligible for a share of Contingent Consideration in an amount of up to $150 million depending upon development of NORCAL’s ultimate net losses between December 31, 2020 and December 31, 2023.
Eligible NORCAL policyholders may visit https://norcalconversion.com using login credentials provided in the documents mailed by Computershare, wherein they will be able to cast their vote on NORCAL's Plan of Conversion and elect their desired form of payment.
The general public may visit https://www.norcal-group.com/pra for copies of documents and more information about the proposed transaction.

About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. ProAssurance Group is rated “A” (Excellent) by AM Best; ProAssurance and its operating subsidiaries are rated “A-” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
About NORCAL Group
The NORCAL Group of companies provide medical professional liability insurance, risk management solutions and provider wellness resources to physicians, healthcare extenders, medical groups, hospitals, community clinics, and allied healthcare facilities throughout the country. They share an AM Best “A-” (Excellent) rating for their financial strength and stability. NORCAL Group includes NORCAL Mutual Insurance Company and its affiliated insurance companies.
Transaction Advisors
ProAssurance is being advised in this transaction by Goldman Sachs & Co., LLC and the law firms of Burr & Forman, LLP and Sidley Austin, LLP. NORCAL is being advised by Waller Helms Advisors and the law firms of Mayer Brown, LLP, and McDermott Will & Emery, LLP.

NEWS RELEASE For More Information: Ken McEwen Manager, Investor Relations 800-282-6242 • 205-439-7903 • KenMcEwen@ProAssurance.com

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
There are a number of risk factors that may cause outcomes that differ from our expectations or projections. These are described in detail in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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